Exhibit T3A-23

DOC ID ----> 201730001434

DATE 10/27/2017 DOCUMENT ID 201730001434 DESCRIPTION DOMESTIC FOR PROFIT LLC-ARTICLES OF ORG (LCP) FILING 99.00 EXPED 100.00 CERT COPY Receipt This is not a bill. Please do not remit payment. BRYAN HILL 6539 HARRISON AVENUE SUITE #1101 CINCINNATI, OH 45247 STATE OF OHIO CERTIFICATE Ohio Secretary of State, Jon Husted 4089022 It is hereby certified that the Secretary of State of Ohio has custody of the business records for CORSA VERDE LLC and, that said business records show the filing and recording of: Document(s) DOMESTIC FOR PROFIT LIC-ARTICLES OF ORG Elfective Date: 10/27/2017 Document No(s): 201730001434 SECRETARY OF ST United States of America State of Ohio Office of the Secretary of State Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 27th day of October, A.D. 2017.

DOC ID ----> 201730001434

Form 533A Prescribed by:

Date Electronically Filed: 10/27/2017

JON HUSTED
Ohio Secretary of State

Toll Free: (877) SOS-FILE (877-767-3453) | Central Ohio: (614) 466-3910
www.OhioSecretaryofState.gov | *busserv@OhioSecretaryofState.gov*
File online or for more information: *www.OHBusinessCentral.com*

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Articles of Organization for a Domestic Limited Liability Company

Filing Fee: $99

Form Must Be Typed

CHECK ONLY ONE (1) BOX

(1) ☒ Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA)

(2) ☐ Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA)

Name of Limited Liability Company: CORSA VERDE LLC

Optional: Effective Date (MM/DD/YYYY): 10/27/2017

(The legal existence of the corporation begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.)

Optional: This limited liability company shall exist for: ______
Period of Existence

Optional: Purpose

ALTERNATIVE HERBAL RELIEF

**** Note for Nonprofit LLCs**
The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided. **

533A Page 1 of 3 Last Revised: 09/24/2015

Original Appointment of Statutory Agent The undersigned authorized member(s), manager(s) or representative(s) of CORSA VERDE LLC (Name of Limited Liability Company) hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: BRYAN HILL (Name of Statutory Agent) 6539 HARRISON AVENUE SUITE #1101 (Mailing Address) CINCINNATI OH 45247 (Mailing City) (Mailing State) (Mailing ZIP Code) Acceptance of Appointment The Undersigned, BRYAN HILL (Name of Statutory Agent) named herein as the Statutory agent for CORSA VERDE LLC (Name of Limited Liability Company) hereby acknowledges and accepts the appointment of statutory agent for said limited liability company. Statutory Agent Signature BRYAN HILL (Individual Agent’s Signature/Signature on Behalf of Business Serving as Agent)

DOC ID ----> 201730001434

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Articles and original appointment of agent must be signed by a member, manager or other representative. If the authorized representative is an individual, then they must sign in the “signature” box and print his/her name in the “Print Name” box. If the authorized representative is a business entity, not an individual, then please print the entity name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print his/her name and title/authority in the “Print Name” box. BRYAN HILL Signature By (if applicable) Print Name Signature By (if applicable) Print Name Signature By (if applicable) Print Name